SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016 (April 27, 2016)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10575 N. 114th Suite 103

Scottsdale, AZ 85259

Tel. (480) 344-7770

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2016, Mix 1 Life, Inc., a Nevada corporation (the "Company") and BrandMark Products, Inc., a Delaware corporation ("BMP"), entered into a Letter of Intent ("LOI") for the purchase of an exclusive license for Jim Beam Global snacks category brand; exclusive license for Sauza Tequila snacks category brand; and exclusive license for Canadian Club snacks category brand ("Brand Assets") from BMP (the "Asset Purchase Agreement").

BrandMark Products Inc. (BrandMark) focuses on the purchase of licensing rights of major brands. The BrandMark business model is to build a diverse portfolio of high quality, competitively priced food brands with annualized target revenues between $25 million and $50 million for "each brand" license. The business strategy is 'Brand Extension", (collectively, shall be referred to hereinafter as the "Brand Assets").

The Company will acquire One Hundred Percent (100%) of BMP's interest in the Brand Assets for an aggregate purchase price of Ten Million (10,000,000) restricted shares of common stock of the Company (the "Purchase Price"). The Company will purchase all rights to distribute and commercialize the Brand Assets globally. Closing of the Asset Purchase Agreement is scheduled for June 30, 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Letter of Intent by and among the Company and BrandMark Products, Inc., dated April 27, 2016 (1)

________

(1)       Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: April 28, 2016	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer